EXHIBIT 99.1

 Reliance Steel & Aluminum Co. Reports Best-Ever 2004 Second Quarter
                  and Year-to-Date Financial Results

    LOS ANGELES--(BUSINESS WIRE)--July 15, 2004--Reliance Steel & Aluminum Co. (NYSE:RS) today reported its best-ever financial results for the three and six-months ended June 30, 2004. For the 2004 second quarter, net income was a record $52.8 million, or $1.62 earnings per diluted share. This compares with net income of $6.4 million, or $.20 earnings per diluted share for the three-months ended June 30, 2003 and net income of $29.8 million, or $.92 earnings per diluted share for the first quarter ended March 31, 2004. Sales for the 2004 second quarter were also a record at $760.8 million, an increase of 67% compared with 2003 second quarter sales of $456.3 million, and up 16% compared with 2004 first quarter sales of $655.8 million. The 2004 second quarter financial results include a pre-tax LIFO expense amount of $32.5 million, or $.60 per diluted share.
    For the six-months ended June 30, 2004, net income amounted to a record $82.6 million compared with net income of $12.0 million for the same period in 2003. Earnings per diluted share were $2.54 for the six-months ended June 30, 2004, compared with earnings of $.38 per diluted share for the six-months ended June 30, 2003. Sales for the 2004 year-to-date period were a record $1.42 billion, compared with 2003 six-month sales of $907.2 million.
    Reliance's Chief Executive Officer, David H. Hannah, said, "The positive operating environment and healthy customer demand for our products along with tight supply levels for some of our products favorably contributed to our exceptionally strong and highest-ever quarterly and year-to-date results. As we stated in our press release on June 24, 2004, metals pricing increased significantly during the second quarter. Our gross profit margins also improved as a result of our focus on maximizing our financial profits and returns rather than focusing on volume.
    "We believe that customer demand will continue to grow at a modest rate through the remainder of 2004 and into 2005. However, certain metal prices may begin to contract slightly going forward with the potential for additional product availability, which along with some seasonal slowness during the summer months may cause our gross profit margins to decline somewhat in the 2004 third quarter. At this time, our best estimate for the 2004 third quarter earnings per diluted share is a range of $1.00 to $1.20," concluded Hannah.
    On April 20, 2004, the Company announced its regular quarterly cash dividend payment of $.06 per share of common stock. The 2004 second quarter cash dividend was paid on May 28, 2004 to shareholders of record May 7, 2004. 2004 marks the 44th consecutive year that Reliance has paid quarterly dividends to its shareholders.
    Reliance will host a conference call that will be broadcast live over the Internet (listen-only mode) regarding the second quarter and year-to-date financial results for the period ended June 30, 2004. All interested parties are invited to listen to the web cast on July 15, 2004 at 11:00 a.m. Eastern Time at: http://www.rsac.com/investorinformation or http://www.streetevents.com. Player format: Windows Media. The web cast will remain on the Reliance web site at: www.rsac.com through August 15, 2004 and a printed transcript will be posted on the Reliance web site after the completion of the conference call.
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of 106 processing and distribution centers in 30 states and Belgium, France and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named as one of "America's Most Admired Companies" listed in the diversified wholesalers category in the March 8, 2004 issue of Fortune.

    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.


                     RELIANCE STEEL & ALUMINUM CO.
                        SELECTED FINANCIAL DATA
           (In thousands except share and per share amounts)

                            Three Months             Six Months
                            Ended June 30,         Ended June 30,
                       -----------------------------------------------
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Income Statement Data:
Net sales                $760,780    $456,329  $1,416,545    $907,152
Gross profit              228,467     119,372     415,897     238,775
Operating income(1)        97,478      15,005     156,174      29,326
EBITDA(2)                 105,332      23,575     173,016      45,882
EBIT(2)                    94,266      16,043     150,904      30,846
Pre-tax income             87,010      10,532     136,168      19,729
Net income                 52,797       6,392      82,636      11,971
EPS - diluted               $1.62        $.20       $2.54        $.38
Weighted average
 shares outstanding --
 diluted               32,674,395  31,767,381  32,564,497  31,761,632
Gross margin                 30.0%       26.2%       29.4%       26.3%
Operating margin(1)          12.8%        3.3%       11.0%        3.2%
EBITDA margin(2)             13.8%        5.2%       12.2%        5.1%
EBIT margin(2)               12.4%        3.5%       10.7%        3.4%
Pre-tax margin               11.4%        2.3%        9.6%        2.2%
Net margin                    6.9%        1.4%        5.8%        1.3%
Cash dividends per
 share                       $.06        $.06        $.12        $.12


                                              June 30,   December 31,
                                               2004          2003
                                           ------------- -------------
Balance Sheet Data:
Current assets                                 $723,984      $544,586
Working capital                                 447,769       341,762
Net fixed assets                                460,520       466,871
Total assets                                  1,557,844     1,369,424
Current liabilities                             276,215       202,824
Long-term debt                                  492,000       469,250
Shareholders' equity                            734,264       647,619
Capital expenditures                             15,883        20,909
Net debt-to-total capital(3)                       41.1%         43.1%
Return on equity(4)                                16.2%          5.6%
Current ratio                                       2.6           2.7
Book value per share                             $22.58        $20.10
Cash flow from operations per share(4)            $1.63         $3.34

(1) Operating income is calculated as net sales less gross profit, warehouse, delivery, selling, general and administrative expenses and depreciation expense.
(2) See Consolidated Statements of Income for reconciliation of EBIT and EBITDA. EBIT is defined as the sum of income before interest expense and income taxes. EBITDA is defined as the sum of income before interest expense, income taxes, depreciation expense and amortization of intangibles. We believe that EBIT and EBITDA are commonly used as a measure of performance for companies in our industry and are frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBIT and EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBIT and EBITDA are significant components in understanding and assessing financial performance. EBIT or EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
(3) Net debt-to-total capital is calculated as total debt (net of cash) divided by shareholders' equity plus total debt (net of cash).
(4) Calculations are based on the latest twelve months.


                     RELIANCE STEEL & ALUMINUM CO.
                      CONSOLIDATED BALANCE SHEETS
                  (In thousands except share amounts)

                                ASSETS

                                        June 30,        December 31,
                                          2004              2003
                                      --------------   ---------------
                                       (Unaudited)
Current assets:
 Cash and cash equivalents                   $2,592            $2,166
 Accounts receivable, less allowance
  for doubtful accounts of $8,746 at
  June 30, 2004 and $4,716 at
  December 31, 2003, respectively           344,494           221,793
 Inventories                                342,114           288,080
 Prepaid expenses and other current
  assets                                     16,837            14,593
 Deferred income taxes                       17,947            17,954
                                      --------------   ---------------
Total current assets                        723,984           544,586
Property, plant and equipment, at
 cost:
 Land                                        56,803            57,077
 Buildings                                  256,286           256,708
 Machinery and equipment                    359,608           349,933
 Accumulated depreciation                  (212,177)         (196,847)
                                      --------------   ---------------
                                            460,520           466,871

Goodwill                                    341,780           325,305
Other assets                                 31,560            32,662
                                      --------------   ---------------
Total assets                             $1,557,844        $1,369,424
                                      ==============   ===============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                          $158,246           $98,438
 Accrued expenses                            56,620            53,265
 Wages and related accruals                  31,924            22,696
 Deferred income taxes                        6,025             6,025
 Current maturities of long-term debt        23,400            22,400
                                      --------------   ---------------
Total current liabilities                   276,215           202,824
Long-term debt                              492,000           469,250
Deferred income taxes                        40,349            40,349
Minority interest                            15,016             9,382
Commitments                                      --                --
Shareholders' equity:
 Preferred stock, no par value:
  Authorized shares -- 5,000,000
  None issued or outstanding                     --                --
 Common stock, no par value:
  Authorized shares -- 100,000,000
  Issued and outstanding shares
   32,518,892 at June 30, 2004 and
   32,225,872 at December 31, 2003,
   respectively, stated capital             310,194           303,587
 Retained earnings                          424,902           344,962
 Accumulated comprehensive loss                (832)             (930)
                                      --------------   ---------------
Total shareholders' equity                  734,264           647,619
                                      --------------   ---------------
Total liabilities and shareholders'
 equity                                  $1,557,844        $1,369,424
                                      ==============   ===============


                     RELIANCE STEEL & ALUMINUM CO.
                   CONSOLIDATED STATEMENTS OF INCOME
           (In thousands except share and per share amounts)

                            Three Months             Six Months
                            Ended June 30,         Ended June 30,
                       ----------------------- -----------------------
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Net sales                $760,780    $456,329  $1,416,545    $907,152
Other income, net           1,386       1,141       1,893       1,704
                       ----------- ----------- ----------- -----------
                          762,166     457,470   1,418,438     908,856

Costs and expenses:
 Cost of sales
  (exclusive of
  depreciation and
  amortization shown
  below)                  532,313     336,957   1,000,648     668,377
 Warehouse, delivery,
  selling, general and
  administrative          120,723      97,146     239,229     195,030
 Depreciation and
  amortization             11,066       7,532      22,112      15,036
 Interest expense           7,256       5,511      14,736      11,117
                       ----------- ----------- ----------- -----------
                          671,358     447,146   1,276,725     889,560
Income before minority
 interest and income
 taxes                     90,808      10,324     141,713      19,296
Minority interest          (3,798)        208      (5,545)        433
                       ----------- ----------- ----------- -----------
Income from continuing
 operations before
 income taxes              87,010      10,532     136,168      19,729
Provision for income
 taxes                     34,213       4,140      53,532       7,758
                       ----------- ----------- ----------- -----------
Net income                $52,797      $6,392     $82,636     $11,971
                       =========== =========== =========== ===========

Earnings per share:
Income from continuing
 operations - diluted       $1.62        $.20       $2.54        $.38
                       =========== =========== =========== ===========
Weighted average
 shares outstanding -
 diluted               32,674,395  31,767,381  32,564,497  31,761,632
                       =========== =========== =========== ===========
Income from continuing
 operations - basic         $1.63        $.20       $2.55        $.38
                       =========== =========== =========== ===========
Weighted average
 shares outstanding  -
 basic                 32,446,394  31,766,497  32,369,777  31,761,083
                       =========== =========== =========== ===========
Cash dividends per
 share                       $.06        $.06        $.12        $.12
                       =========== =========== =========== ===========


                  Reconciliation of EBIT and EBITDA

Income from continuing
 operations before
 income taxes            $ 87,010    $ 10,532   $ 136,168    $ 19,729
Interest expense            7,256       5,511      14,736      11,117
                       ----------- ----------- ----------- -----------
EBIT                      $94,266     $16,043    $150,904     $30,846
                       =========== =========== =========== ===========
Depreciation expense       10,266       7,221      20,494      14,419
Amortization expense          800         311       1,618         617
                       ----------- ----------- ----------- -----------
EBITDA                   $105,332     $23,575    $173,016     $45,882
                       =========== =========== =========== ===========


                     RELIANCE STEEL & ALUMINUM CO.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                  Six Months Ended
                                                      June 30,
                                               -----------------------
                                                  2004        2003
                                               ----------- -----------
Operating activities:
Net income                                        $82,636     $11,971
Adjustments to reconcile net income to net
 cash  provided by operating activities:
 Depreciation and amortization                     22,112      15,036
 Gain on sales of machinery and equipment            (667)       (818)
 Minority interest                                  5,545        (433)
 Changes in operating assets and liabilities:
   Accounts receivable                           (122,701)    (17,459)
   Inventories                                    (54,034)     15,706
   Prepaid expenses and other assets               (2,743)        921
   Accounts payable and accrued expenses           73,578      32,529
                                               ----------- -----------
Net cash provided by operating activities           3,726      57,453

Investing activities:
Purchases of property, plant and equipment,
 net                                              (15,883)     (7,939)
Tax payments related to prior acquisition         (16,475)         --
Proceeds from sales of property and equipment       2,408       2,826
                                               ----------- -----------
Net cash used in investing activities             (29,950)     (5,113)

Financing activities:
Proceeds from borrowings                          144,000       8,305
Principal payments on long-term debt and
 short-term
 borrowings                                      (120,250)    (47,210)
Payments to minority partner                           --        (378)
Dividends paid                                     (3,884)     (3,812)
Issuance of common stock                              236         218
Exercise of stock options                           6,371          --
                                               ----------- -----------
Net cash provided by (used in) financing
 activities                                        26,473     (42,877)
Effect of exchange rate changes on cash               177         295
                                               ----------- -----------

Increase in cash and cash equivalents                 426       9,758

Cash and cash equivalents at beginning of
 period                                             2,166       9,305
                                               ----------- -----------

Cash and cash equivalents at end of period         $2,592     $19,063
                                               =========== ===========

Supplemental cash flow information:
Interest paid during the period                   $14,618     $11,258
Income taxes paid during the period               $40,285      $3,771


    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             (713) 610-9937
             (213) 576-2428
             kfeazle@rsac.com
             investor@rsac.com